SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

November 5, 2002
Date of Report (Date of earliest event reported)

PAN PACIFIC RETAIL PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-13243	33-0752457
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1631-B South Melrose Dr., Vista, CA (Address of principal executive offices)	92083 (Zip Code)

(760) 727-1002
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 5.    Other Events.

This Current Report on Form 8-K relates to the proposed merger of MB Acquisition, Inc., a Maryland corporation and wholly-owned subsidiary of Pan Pacific Retail Properties, Inc., a Maryland corporation, with and into Center Trust, Inc., a Maryland corporation, pursuant to an Agreement and Plan of Merger dated as of November 5, 2002, by and among Pan Pacific, MB Acquisition and Center Trust. If the merger is completed each share of Center Trust common stock will be converted into 0.218 of a share of Pan Pacific common stock and Center Trust will survive the merger as a wholly-owned subsidiary of Pan Pacific. Based on the number of shares of Center Trust common stock and the number of exchangeable securities of Center Trust subsidiaries outstanding on September 30, 2002, Center Trust stockholders will receive approximately 6,368,890 million shares of Pan Pacific common stock in the merger, which will constitute 15.6 % of the outstanding voting power of Pan Pacific following the merger, assuming the exchange of all outstanding exchangeable securities of Center Trust subsidiaries.

Center Trust is currently scheduled to hold a special meeting of its stockholders on January 15, 2003, at which time the stockholders will be asked to consider and vote upon a proposal to approve the merger.

Attached to this Current Report as Exhibit 99.1 is Pan Pacific’s unaudited pro forma condensed consolidated balance sheet as of September 30, 2002 and unaudited pro forma condensed consolidated statements of income for the year ended December 31, 2001 and the nine months ended September 30, 2002 and notes thereto. Attached to this Current Report as Exhibit 99.2 is Pan Pacific’s pro forma ratio of earnings to fixed charges for the year ended December 31, 2001 and the nine months ended September 30, 2002.

The assumptions, estimates and adjustments Pan Pacific has made in preparing the pro forma financial statements attached as Exhibit 99.1 are preliminary and have been made solely for purposes of developing such pro forma information. All financial data used to develop the unaudited pro forma condensed consolidated balance sheet and statements of income are unaudited, but in the opinion of Pan Pacific management and Center Trust management, respectively, reflect all adjustments necessary (consisting only of normal recurring accruals) for a fair presentation thereof. However, pro forma results may not be indicative of actual results that may have been achieved.

Item 7(c).    Exhibits.

    (a)    Not applicable.

    (b)    Not applicable.

    (c)    Exhibits.

Exhibit Number	Exhibit Description
99.1
Pan Pacific’s unaudited pro forma condensed consolidated balance sheet as of September 30, 2002 and unaudited pro forma condensed consolidated statements of income for the year ended December 31, 2001 and the nine months ended September 30, 2002.

99.2	Pan Pacific’s pro forma ratio of earnings to fixed charges for the year ended December 31, 2001 and the nine months ended September 30, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pan Pacific Retail Properties, Inc.

Date: December 11, 2002	By:	/s/ JOSEPH B. TYSON
Name: Joseph B. Tyson Title: Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Description
99.1
Pan Pacific’s unaudited pro forma condensed consolidated balance sheet as of September 30, 2002 and unaudited pro forma condensed consolidated statements of income for the year ended December 31, 2001 and the nine months ended September 30, 2002.

99.2	Pan Pacific’s pro forma ratio of earnings to fixed charges for the year ended December 31, 2001 and the nine months ended September 30, 2002.